 Exhibit 2

Freeman A. Ford
H.B. Fuller Company
July 11, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        4858 Shares
                                        Shares held by reporting owner in
                                        street name.

Direct Ownership                        5102.55 Shares
                                        Includes Shares acquired pursuant to a
                                        dividend reinvestment feature of the 1998
                                        Directors' Stock Plan.

Indirect Ownership                1000 Shares                By Family Member